Exhibit 23.1

              [LETTERHEAD OF ARTHUR ANDERSEN & CO.]



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the registration statements on Forms S-8 for the USBANCORP Western Region 401(k) Plan of our report dated January 28, 1994, included in USBANCORP, Inc.'s Form 10-K for the year ended December 31, 1993, and to all references to our firm included in this registration statement.



                                        /s/ Arthur Andersen & Co.



Pittsburgh, Pennsylvania
October 4, 1994